Filed Pursuant to Rule 433
Issuer Free Writing Prospectus Dated November 16, 2007
Relating to Preliminary Prospectus Dated October 30, 2007
Registration Statement No. 333-144750

        This free writing prospectus relates only to the securities described below and should be read together with the preliminary prospectus dated October 30, 2007 relating to this offering (the "Preliminary Prospectus"), included in Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-144750) relating to these securities. The most recent Registration Statement can be accessed through the following link:
http://www.sec.gov/Archives/edgar/data/1080131/000104746907009362/a2179214zs-1a.htm.
The following information supplements and updates the information contained in the Preliminary Prospectus to reflect a reduction in the number of shares being offered and a decrease in the assumed initial public offering price to a price anticipated to be $8.00 per share. We have been approved to list our Class A common stock on the NASDAQ Global Market under the symbol "INET."

Class A common stock offered by Internet Brands:	2,350,115 shares
Class A common stock offered by the selling stockholders:	3,649,885 shares
Assumed initial public offering price of Class A common stock:	Anticipated to be $8.00 per share. This represents a decrease from the price range of $10.00 to $12.00 per share set forth on the cover of the Preliminary Prospectus.
Class A common stock to be outstanding immediately after this offering:	38,742,897 shares
Class B common stock to be outstanding immediately after this offering:	3,025,000 shares
Over-allotment option on Class A common stock granted by the selling stockholders:	The selling stockholders have granted the underwriters a 30-day option to purchase up to 900,000 additional shares of Class A common stock to cover over-allotments, if any.

Use of proceeds:
The net proceeds that we will receive from this offering will be less than the estimated net proceeds set forth under the Caption "Use of Proceeds" in the Preliminary Prospectus, which was based on an assumed initial public offering price of $11.00 per share, the mid-point of the estimated price range shown on the cover of the Preliminary Prospectus, and the sale by us of 3,750,000 shares of our Class A common stock. We estimate that the net proceeds from the sale of 2,350,115 shares by us in this offering will be approximately $14.0 million, assuming an initial public offering price of $8.00 and after deducting the underwriting discount and estimated offering expenses payable by us. We will not receive any proceeds from the sale of shares by the selling stockholders.
Pro forma as adjusted balance sheet data:
Based on an assumed initial public offering price of $8.00 per share as of September 30, 2007, after deducting the underwriting discount and estimated offering expenses payable by us, pro forma as adjusted cash and cash equivalents would have been approximately $47.6 million, pro forma as adjusted available-for-sale investments would have been approximately $58.5 million, pro forma as adjusted working capital would have been approximately $111.3 million, pro forma as adjusted total assets would have been approximately $360.0 million, pro forma as adjusted total current liabilities would have been approximately $22.2 million, and pro forma as adjusted total stockholders' equity would have been approximately $337.9 million.

Pro forma as adjusted capitalization:
Based on an assumed initial public offering price of $8.00 per share as of September 30, 2007, after deducting the underwriting discount and estimated offering expenses payable by us, pro forma as adjusted additional paid-in capital would have been approximately $604.4 million, pro forma as adjusted accumulated deficit would have been approximately $264.7 million, pro forma as adjusted stockholders' notes receivable would have been approximately $15,000, pro forma as adjusted accumulated other comprehensive loss would have been approximately $1.8 million, pro forma as adjusted total stockholders' equity would have been approximately $337.9 million, and pro forma as adjusted total capitalization would have been approximately $337.9 million.
Dilution:
Based on an assumed initial public offering price of $8.00 per share, after deducting the underwriting discount and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at September 30, 2007 would have been $107.2 million, or $2.56 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.20 per share to existing stockholders and an immediate dilution of $5.44 per share to investors in this offering. On a pro forma as adjusted basis, before deducting the underwriting discount and estimated offering expenses payable by us, investors purchasing shares in this offering will have purchased 5.6% of shares purchased from us for 4.1% of the total consideration paid to us.

To the extent that outstanding options and warrants are exercised, investors purchasing shares in this offering will experience further dilution. If all of our outstanding options and warrants were exercised, our pro forma net tangible book value as of September 30, 2007 would have been $118.5 million, or $2.61 per share, and our pro forma as adjusted net tangible book value after this offering would be $132.5 million, or $2.78 per share, causing dilution to investors purchasing shares in this offering of $5.22 per share. In addition, if options and warrants outstanding as of September 30, 2007 are exercised, on a pro forma as adjusted basis before deducting the underwriting discount and estimated offering expenses payable by us, existing stockholders will have purchased 45,353,822 shares, or 95.1% of the shares purchased from us, for approximately $466.1 million, or 96.1% of the total consideration paid to us, with an average price per share of $10.28. Shares purchased by new investors will represent 4.9% of shares purchased for 3.9% of the total consideration.
Controlling Stockholder:
Upon consummation of this offering, Idealab Holdings, L.L.C., through its ownership of our Class A common stock and exclusive ownership of our Class B common stock, will have control of approximately 68% of the votes represented by our Class A common stock, on an as-converted basis, and Class B common stock outstanding as of September 30, 2007. Thus, Idealab Holdings, L.L.C. will be able to influence or control matters requiring the approval of our stockholders, including the election of directors and the approval of mergers, acquisitions and other significant corporate transactions.
Registration rights:
Upon completion of this offering, the holders of 19,813,259 shares of our Class A common stock on an as-converted basis and the warrantholders of warrants to purchase up to 1,904,313 shares of our Class A common stock on an as-converted basis, will have registration rights with respect to these securities as set forth in an agreement between us and the holders of these securities.
Shares eligible for future sale:
Upon completion of this offering, we will have 38,742,897 shares of Class A common stock and 3,025,000 shares of Class B common stock outstanding, assuming no exercise of options or warrants outstanding as of September 30, 2007. The 6,000,000 shares sold in this offering (plus any additional shares sold upon exercise of the underwriters' over-allotment option) will be freely transferable without restriction under the Securities Act of 1933, as amended (the "Securities Act"), unless they are held by our "affiliates" as that term is defined under Rule 144 under the Securities Act and other rules and regulations promulgated thereunder.

The remaining 32,742,897 shares of our Class A common stock and 3,025,000 shares of our Class B common stock held by existing stockholders are restricted shares. Restricted shares may be sold in the public market only if registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 promulgated under the Securities Act. At the date of our final prospectus, 573,071 shares, or 1.4% of the total shares of our common stock outstanding upon completion of this offering (assuming no exercise of options or warrants outstanding as of September 30, 2007), will be eligible for sale under Rule 144(k) and are not subject to any lock-up arrangement. After 180 days after the date of our final prospectus and at various times thereafter, 35,194,826 shares, or 84.3% of the total shares of our common stock outstanding upon completion of this offering (assuming no exercise of options or warrants outstanding as of September 30, 2007), will be eligible for sale under Rules 144, 144(k) and 701 upon the expiration of lock-up arrangements.

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)(45)							Shares Beneficially Owned After the Offering(1)(45)							Shares Beneficially Owned After the Offering if Underwriters' Option is Exercised in Full(1)
	Class A		Class B				Class A Shares Offered Number	Class A		Class B				Number of Shares to be Sold if Underwriters' Option is Exercised in Full	Class A		Class B
Name and Address of Beneficial Owner					Total %	Total Voting %						Total %	Total Voting %						Total %	Total Voting %
	Number	%	Number	%				Number	%	Number	%				Number	%	Number	%
5% Stockholders:
Idealab and affiliated entities(2)	11,853,114	31.28%	3,025,000	100%	36.36%	73.53%	2,534,618	9,318,496	23.15%	3,025,000	100%	28.53%	69.30%	3,109,752	8,743,362	21.73%	3,025,000	100%	27.20%	68.73%
Robert N. Brisco(3)	3,668,929	9.58%	—	—	8.88%	3.71%	—	3,668,929	9.03%	—	—	8.40%	3.63%	—	3,668,929	9.03%	—	—	8.40%	3.63%
Roger S. Penske and affiliated entities(4)	3,269,725	8.27%	—	—	7.68%	3.27%	—	3,269,725	7.80%	—	—	7.28%	3.19%	—	3,269,725	7.80%	—	—	7.28%	3.19%
Foundation Capital II, L.P. and affiliated entities(5)	2,318,852	6.13%	—	—	5.68%	2.36%	—	2,318,852	5.77%	—	—	5.37%	2.30%	—	2,318,852	5.77%	—	—	5.37%	2.30%
Clearstone Venture Management I, LLC and affiliated entities(6)	1,888,818	4.99%	—	—	4.62%	1.92%	591,858	1,296,960	3.23%	—	—	3.00%	1.29%	726,157	1,162,661	2.89%	—	—	2.69%	1.15%
Named Executive Officers and Directors:
Robert N. Brisco(3)	3,668,929	9.58%	—	—	8.88%	3.71%	—	3,668,929	9.03%	—	—	8.40%	3.63%	—	3,668,929	9.03%	—	—	8.40%	3.63%
Alexander Emil Hansen(7)	11,250	*	—	—	*	*	—	11,250	*	—	—	*	*	—	11,250	*	—	—	*	*
B. Lynn Walsh(8)	543,842	1.44%	—	—	1.33%	*	—	543,842	1.35%	—	—	1.26%	*	25,000	518,842	1.29%	—	—	1.20%	*
Charles E. Hoover(9)	463,708	1.22%	—	—	1.13%	*	—	463,708	1.15%	—	—	1.07%	*	34,300	429,408	1.07%	—	—	*	*
Christine Bucklin(10)	527,302	1.39%	—	—	1.29%	*	—	527,302	1.31%	—	—	1.22%	*	—	527,302	1.31%	—	—	1.22%	*
Stacey Peterson	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Kenneth B. Gilman(11)	53,351	*	—	—	*	*	—	53,351	*	—	—	*	*	—	53,351	*	—	—	*	*
Marcia Goodstein(12)	16,080	*	—	—	*	*	3,917	12,163	*	—	—	*	*	4,806	11,274	*	—	—	*	*
Gerald Greenwald(13)	328,828	*	—	—	*	*	—	328,828	*	—	—	*	*	—	328,828	*	—	—	*	*
William Gross(14)	11,856,207	31.29%	3,025,000	100%	36.37%	73.54%	2,534,618	9,321,589	23.16%	3,025,000	100%	28.53%	69.31%	3,109,752	8,746,455	21.73%	3,025,000	100%	27.20%	68.73%
Martin R. Melone(15)	44,897	*	—	—	*	*	—	44,897	*	—	—	*	*	—	44,897	*	—	—	*	*
Howard Lee Morgan(16)	54,897	*	—	—	*	*	—	54,897	*	—	—	*	*	—	54,897	*	—	—	*	*
Roger S. Penske(4)	3,269,725	8.27%	—	—	7.68%	3.27%	—	3,269,725	7.80%	—	—	7.28%	3.19%	—	3,269,725	7.80%	—	—	7.28%	3.19%
James R. Ukropina(17)	23,885	*	—	—	*	*	—	23,885	*	—	—	*	*	—	23,885	*	—	—	*	*
All executive officers and directors as a group (14 persons)(18)	20,817,734	51.71%	3,025,000	100%	55.09%	80.71%	2,538,536	18,279,198	42.90%	3,025,000	100%	49.32%	76.41%	3,186,358	17,631,376	41.38%	3,025,000	100%	45.27%	75.78%
Other Selling Stockholders:
Richard B. Abbit	1,250	*	—	—	*	*	783	467	*	—	—	*	*	961	289	*	—	—	*	*
Lawrence Abramson	2,379	*	—	—	*	*	1,491	888	*	—	—	*	*	1,829	550	*	—	—	*	*
Michael C. Baum	157	*	—	—	*	*	63	94	*	—	—	*	*	77	80	*	—	—	*	*
Bentley Capital, LLC(19)	793	*	—	—	*	*	497	296	*	—	—	*	*	610	183	*	—	—	*	*
Alvin Block(20)	4,000	*	—	—	*	*	2,507	1,493	*	—	—	*	*	3,076	924	*	—	—	*	*
Andrew Block(21)	500	*	—	—	*	*	313	187	*	—	—	*	*	384	116	*	—	—	*	*
Michael Block(22)	500	*	—	—	*	*	313	187	*	—	—	*	*	384	116	*	—	—	*	*
The Board of Trustees of Leland Stanford Junior University	3,890	*	—	—	*	*	323	3,567	*	—	—	*	*	396	3,494	*	—	—	*	*
Michael Boehm	14,375	*	—	—	*	*	1,880	12,495	*	—	—	*	*	2,307	12,068	*	—	—	*	*

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)(45)							Shares Beneficially Owned After the Offering(1)(45)							Shares Beneficially Owned After the Offering if Underwriters' Option is Exercised in Full(1)
	Class A		Class B				Class A Shares Offered Number	Class A		Class B				Number of Shares to be Sold if Underwriters' Option is Exercised in Full	Class A		Class B
Name and Address of Beneficial Owner					Total %	Total Voting %						Total %	Total Voting %						Total %	Total Voting %
	Number	%	Number	%				Number	%	Number	%				Number	%	Number	%
Robert Buce	31,726	*	—	—	*	*	19,883	11,843	*	—	—	*	*	24,394	7,332	*	—	—	*	*
Peggy Burkhardt	1,586	*	—	—	*	*	994	592	*	—	—	*	*	1,219	367	*	—	—	*	*
Chris Camillo	1,564	*	—	—	*	*	313	1,251	*	—	—	*	*	384	1,180	*	—	—	*	*
Michael Carrigan	29,102	*	—	—	*	*	397	28,705	*	—	—	*	*	487	28,615	*	—	—	*	*
Charco Ventures L.P.(23)	39,276	*	—	—	*	*	24,614	14,662	*	—	—	*	*	30,199	9,077	*	—	—	*	*
Michael D. Charney	793	*	—	—	*	*	497	296	*	—	—	*	*	610	183	*	—	—	*	*
Harvey Cohen & Sandra Cohen(24)	8,493	*	—	—	*	*	1,253	7,240	*	—	—	*	*	1,538	6,955	*	—	—	*	*
Comdisco Ventures Fund A, LLC(25)	76,429	*	—	—	*	*	1,253	75,176	*	—	—	*	*	1,538	74,891	*	—	—	*	*
Cyber Speed Limited(26)	116,464	*	—	—	*	*	19,381	97,083	*	—	—	*	*	23,778	92,686	*	—	—	*	*
John Dawes	16,050	*	—	—	*	*	323	15,727	*	—	—	*	*	396	15,654	*	—	—	*	*
Debra Domeyer(27)	421,813	1.11%	—	—	1.03%	*	—	421,813	1.05%	—	—	*	*	12,500	409,313	1.02%	—	—	*	*
East Peak Partners VB, L.P.(28)	28,156	*	—	—	*	*	17,645	10,511	*	—	—	*	*	21,649	6,507	*	—	—	*	*
Michael D. Fernhoff	2,272	*	—	—	*	*	1,424	848	*	—	—	*	*	1,747	525	*	—	—	*	*
Andrew J. Filipowski	158,629	*	—	—	*	*	99,412	59,217	*	—	—	*	*	121,970	36,659	*	—	—	*	*
Christopher Adams Gaebler	8,512	*	—	—	*	*	405	8,107	*	—	—	*	*	497	8,015	*	—	—	*	*
Ted A. Gaebler	1,500	*	—	—	*	*	470	1,030	*	—	—	*	*	577	923	*	—	—	*	*
Bruce D. Gallaher & Pamela M. Gallaher(29)	22,985	*	—	—	*	*	355	22,630	*	—	—	*	*	436	22,549	*	—	—	*	*
Lisa Gevelber	15,975	*	—	—	*	*	162	15,813	*	—	—	*	*	198	15,777	*	—	—	*	*
Elizabeth Sarah Gewecke	1,556	*	—	—	*	*	129	1,427	*	—	—	*	*	158	1,398	*	—	—	*	*
Thomas Glewwe	507	*	—	—	*	*	318	189	*	—	—	*	*	390	117	*	—	—	*	*
Gina Gonzales	500	*	—	—	*	*	235	265	*	—	—	*	*	288	212	*	—	—	*	*
Judith R. & David L. Goodstein	3,246	*	—	—	*	*	627	2,619	*	—	—	*	*	769	2,477	*	—	—	*	*
Perry Green	7,931	*	—	—	*	*	4,970	2,961	*	—	—	*	*	6,098	1,833	*	—	—	*	*
Jeffrey Greenfield	1,586	*	—	—	*	*	994	592	*	—	—	*	*	1,219	367	*	—	—	*	*
Howard Hoffman	983	*	—	—	*	*	616	367	*	—	—	*	*	756	227	*	—	—	*	*
Michael Huskins	1,269	*	—	—	*	*	795	474	*	—	—	*	*	976	293	*	—	—	*	*
Hub Ingraham	507	*	—	—	*	*	318	189	*	—	—	*	*	390	117	*	—	—	*	*
Rick Ingraham	254	*	—	—	*	*	159	95	*	—	—	*	*	195	59	*	—	—	*	*
Scott Shane Ingraham	2,538	*	—	—	*	*	1,591	947	*	—	—	*	*	1,951	587	*	—	—	*	*
Lisa Jacobs-Blau	4,997	*	—	—	*	*	290	4,707	*	—	—	*	*	356	4,641	*	—	—	*	*
James M. Jacobsen	625	*	—	—	*	*	392	233	*	—	—	*	*	481	144	*	—	—	*	*
JP Morgan Chase & Co.(30)	1,042,985	2.76%	—	—	2.55%	1.06%	653,636	389,349	*	—	—	*	*	801,953	241,032	*	—	—	*	*
Louise C. Karr(31)	500	*	—	—	*	*	313	187	*	—	—	*	*	384	116	*	—	—	*	*

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)(45)							Shares Beneficially Owned After the Offering(1)(45)							Shares Beneficially Owned After the Offering if Underwriters' Option is Exercised in Full(1)
	Class A		Class B				Class A Shares Offered Number	Class A		Class B				Number of Shares to be Sold if Underwriters' Option is Exercised in Full	Class A		Class B
Name and Address of Beneficial Owner					Total %	Total Voting %						Total %	Total Voting %						Total %	Total Voting %
	Number	%	Number	%				Number	%	Number	%				Number	%	Number	%
Keyes Insurance Agency, Inc.(32)	7,931	*	—	—	*	*	4,970	2,961	*	—	—	*	*	6,098	1,833	*	—	—	*	*
Elaine Keyes	1,586	*	—	—	*	*	994	592	*	—	—	*	*	1,219	367	*	—	—	*	*
Margaret Keyes	3,172	*	—	—	*	*	1,988	1,184	*	—	—	*	*	2,439	733	*	—	—	*	*
Lauren Keating Oberwager Trust(33)	3,172	*	—	—	*	*	1,988	1,184	*	—	—	*	*	2,439	733	*	—	—	*	*
Howard Lindzon and affiliates(34)	5,552	*	—	—	*	*	3,479	2,073	*	—	—	*	*	4,269	1,283	*	—	—	*	*
Jack Marlin(35)	983	*	—	—	*	*	616	367	*	—	—	*	*	756	227	*	—	—	*	*
Meris Capital Partners(36)	3,172	*	—	—	*	*	1,988	1,184	*	—	—	*	*	2,439	733	*	—	—	*	*
Mark E. Miller(37)	174,524	*	—	—	*	*	3,133	171,391	*	—	—	*	*	3,845	170,679	*	—	—	*	*
Morgan Stanley Dean Witter Equity Funding, Inc.(38)	132,327	*	—	—	*	*	29,322	103,005	*	—	—	*	*	35,975	96,352	*	—	—	*	*
Christopher D. Nelson	317	*	—	—	*	*	200	117	*	—	—	*	*	245	72	*	—	—	*	*
Ronald Nussbaum(39)	6,000	*	—	—	*	*	3,760	2,240	*	—	—	*	*	4,613	1,387	*	—	—	*	*
Russell Oasis	10,000	*	—	—	*	*	6,267	3,733	*	—	—	*	*	7,689	2,311	*	—	—	*	*
Washburn S. Oberwager	19,327	*	—	—	*	*	12,112	7,215	*	—	—	*	*	14,861	4,466	*	—	—	*	*
Oracle Systems Corporation(40)	158,629	*	—	—	*	*	99,412	59,217	*	—	—	*	*	121,970	36,659	*	—	—	*	*
Terry Painter-Kerr	1,090	*	—	—	*	*	683	407	*	—	—	*	*	838	252	*	—	—	*	*
Tyler Painter	11,203	*	—	—	*	*	1,510	9,693	*	—	—	*	*	1,853	9,350	*	—	—	*	*
Denney Pierce	250	*	—	—	*	*	157	93	*	—	—	*	*	192	58	*	—	—	*	*
Ripplewood Partners, LP(41)	197,988	*	—	—	*	*	32,947	165,041	*	—	—	*	*	40,423	157,565	*	—	—	*	*
Rick Rosensweig	945	*	—	—	*	*	313	632	*	—	—	*	*	384	561	*	—	—	*	*
Eugene R. Schutt	3,172	*	—	—	*	*	1,988	1,184	*	—	—	*	*	2,439	733	*	—	—	*	*
Andrew A. Skarupa	9,740	*	—	—	*	*	6,104	3,636	*	—	—	*	*	7,489	2,251	*	—	—	*	*
Lev R. Stark	500	*	—	—	*	*	313	187	*	—	—	*	*	384	116	*	—	—	*	*
John Strackhouse	2,000	*	—	—	*	*	1,253	747	*	—	—	*	*	1,538	462	*	—	—	*	*
Taiwanese American Elders Corp.(42)	6,345	*	—	—	*	*	3,976	2,369	*	—	—	*	*	4,879	1,466	*	—	—	*	*
Howard Tenenbaum	2,379	*	—	—	*	*	1,491	888	*	—	—	*	*	1,829	550	*	—	—	*	*
Harold A. Thau	5,000	*	—	—	*	*	3,133	1,867	*	—	—	*	*	3,845	1,155	*	—	—	*	*
John T. Thompson, Jr.	3,172	*	—	—	*	*	1,988	1,184	*	—	—	*	*	2,439	733	*	—	—	*	*
Edith N. Tonkon(43)	15,500	*	—	—	*	*	3,133	12,367	*	—	—	*	*	3,845	11,655	*	—	—	*	*
Alison Wagonfeld	39,739	*	—	—	*	*	582	39,157	*	—	—	*	*	714	39,025	*	—	—	*	*
Ari Wasserman	25,473	*	—	—	*	*	3,760	21,713	*	—	—	*	*	4,613	20,860	*	—	—	*	*
David R. Wilson	625	*	—	—	*	*	392	233	*	—	—	*	*	481	144	*	—	—	*	*
J. Eustace Wolfington	46,476	*	—	—	*	*	14,563	31,913	*	—	—	*	*	17,868	28,608	*	—	—	*	*
Leon D. Zeitzer & Evelyn Zeitzer(44)	793	*	—	—	*	*	497	296	*	—	—	*	*	610	183	*	—	—	*	*

*  Less than 1%.

(1)
Gives effect to the conversion of all of the outstanding shares of our Series A, Series B, Series C, Series D and Series E preferred stock and our Class C and Class D common stock into shares of our Class A common stock, and to a 1-for-2 reverse stock split of our common stock that will occur after the conversion and prior to the consummation of this offering. For Mr. Penske and his affiliated entities, also gives effect to the conversion of shares of Series F preferred stock underlying warrants held into shares of our Class A common stock.

(2)
Includes 12,917,421 shares (including 3,025,000 shares of Class B common stock) held directly by Idealab Holdings, L.L.C. and 71,875 shares subject to options that are immediately exercisable or exercisable within 60 days of October 23, 2007 held by Idealab, which is the sole and managing member of Idealab Holdings, L.L.C. Also includes 347,405 shares held directly by Clearstone Venture Partners I-A, L.P. ("CVP I-A") and 1,541,412 shares held directly by Clearstone Venture Partners I-B, L.P. ("CVP I-B"). Idealab may be deemed the beneficial owner of these shares in its capacity as a managing member of Clearstone Venture Mangement I, LLC ("CVM I, LLC"), which is the general partner of both CVP I-A and CVP I-B. Idealab disclaims beneficial ownership of the shares held by CVP I-A and CVP I-B, except to the extent of its pecuniary interest therein. Mr. Gross, a member of our Board of Directors, may be deemed the beneficial owner of shares beneficially owned by Idealab in his capacity as the Chairman of the Board of Directors and Chief Executive Officer of Idealab. Mr. Gross disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. The address for Idealab and Idealab Holdings, L.L.C. is 130 West Union Street, Pasadena, California 91103.

(3)
Includes 460,000 shares subject to options that are immediately exercisable or exercisable within 60 days of October 23, 2007 and 250,000 shares of restricted stock subject to forfeiture.

(4)
Comprised of 40,625 shares subject to options that are immediately exercisable or exercisable within 60 days of October 23, 2007 held by Mr. Penske, 1,309,354 shares held directly by Penske Internet Capital Group, LLC ("PICG"), 232,130 shares held directly by Penske Automotive Group, Inc. (formerly United Auto Group, Inc.) ("PAG"), 1,058,058 shares subject to warrants that are immediately exercisable or exercisable within 60 days of October 23, 2007 held by PAG, 546,893 shares subject to warrants that are immediately exercisable or exercisable within 60 days of October 23, 2007 held by Penske Motor Group, Inc. (formerly Penske Automotive Group, Inc.) ("PMG"), 79,314 shares subject to warrants that are immediately exercisable or exercisable within 60 days of October 23, 2007 held by Penske Corporation ("Penske Corp."), and 3,351 shares of restricted stock held directly by Mr. Penske and subject to forfeiture. Mr. Penske may be deemed the beneficial owner of the shares held by PAG in his capacity as Chairman of the Board, Chief Executive Officer and controlling shareholder of PAG, of the shares held by PMG and Penske Corp. in his capacity as Chairman of the Board and controlling shareholder of those entities, and of the shares held by PICG in his capacity as the Chairman of the Board and controlling shareholder of Penske Corp., whose wholly owned subsidiary PCP Holdings, Inc. and majority-owned subsidiary, PMG, are the members of PICG. Mr. Penske disclaims beneficial ownership of shares held by PICG, PAG, PMG and Penske Corp., except to the extent of his pecuniary interest therein. The address for each of PICG, PAG, PMG and Penske Corp. is 2555 Telegraph Road, Bloomfield Hills, Michigan 48302.

(5)
Includes 1,604,147 shares held directly by Foundation Capital II, L.P. ("FC2"), 188,723 shares held directly by Foundation Capital II Entrepreneurs Fund, LLC ("FC2E") and 94,362 shares held directly by Foundation Capital II Principals Fund, LLC ("FC2P"). Foundation Capital Management Co. II, LLC ("FCM2") is the general partner of FC2 and the managing member of FC2E and FC2P. James C. Anderson, William B. Elmore, Kathryn C. Gould, Paul G. Koontz, and Michael N. Schuh are managers of FCM2 and disclaim beneficial ownership of the securities held by FC2, FC2E, and FC2P, except to the extent of their pecuniary interest therein. Also includes 431,621 shares that FC2, FC2E and FC2P have the option to purchase from Greg Brogger and Scott Painter upon the closing of this offering, described as follows: 100,725 shares that FC2 has the option to receive from Greg Brogger in satisfaction of amounts outstanding under a secured promissory note (the "First Brogger Option Agreement"), 11,850 shares that FC2E has the option to purchase from Greg Brogger under the First Brogger Option Agreement, 5,925 shares that FC2P has the option to purchase from Greg Brogger under the First Brogger Option Agreement, 152,150 shares that FC2 has the option to receive from Scott Painter in satisfaction of amounts outstanding under a secured promissory note (the "First Painter Option Agreement"), 17,900 shares that FC2E has the option to purchase from Scott Painter under the First Painter Option Agreement, 8,950 shares that FC2P has the option to purchase from Scott Painter under the First Painter Option Agreement, 41,040 shares that FC2 has the option to receive from Greg Brogger in satisfaction of amounts outstanding under a second secured promissory note (the "Second Brogger Option Agreement"), 4,828 shares that FC2E has the option to purchase from Greg Brogger under the Second Brogger Option Agreement, 2,414 shares that FC2P has the option to purchase from Greg Brogger under the Second Brogger Option Agreement, 72,961 shares that FC2 has the option to receive from Scott Painter in satisfaction of amounts outstanding under a second secured promissory note (the "Second Painter Option Agreement"), 8,583 shares that FC2E has the option to purchase from Scott Painter under the Second Painter Option Agreement, and 4,292 shares that FC2P has the option to purchase from Scott Painter under the Second Painter Option Agreement. The address for each of FC2, FC2E and FC2P is 70 Willow Road, Suite 200, Menlo Park, California 94025.

(6)
Comprised of 347,406 shares held directly by CVP I-A and 1,541,413 shares held directly by CVP I-B. CVM I, LLC is the general partner of both CVP I-A, L.P. and CVP I-B, L.P. The managing members of CVM I, LLC are Bill Elkus, Mr. Gross, a member of our Board of Directors, and Idealab, and have shared voting and investment power over these shares.

  Mr. Elkus, Mr. Gross and Idealab disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein. The address for each of CVP I-A, CVP I-B and CVM I, LLC is 1351 4th Street, 4th Floor, Santa Monica, California 90401.

(7)
Comprised of 11,250 shares subject to options that are immediately exercisable or exercisable within 60 days of October 23, 2007.

(8)
Comprised of 469,342 shares held directly in a trust of which Ms. Walsh is sole trustee, 39,500 shares subject to options that are immediately exercisable or exercisable within 60 days of October 23, 2007 held by the same trust, and 35,000 shares of restricted stock subject to forfeiture held directly by the same trust.

(9)
Includes 85,500 shares subject to options that are immediately exercisable or exercisable within 60 days of October 23, 2007 and 35,000 shares of restricted stock subject to forfeiture.

(10)
Comprised of 513,302 shares held directly in a trust of which Ms. Bucklin is joint trustee with Randolph Bucklin, and 14,000 shares subject to options that are immediately exercisable or exercisable within 60 days of October 23, 2007 held by the same trust. Mr. and Ms. Bucklin have shared voting and investment power over these shares.

(11)
Includes 3,351 shares of restricted stock subject to forfeiture.

(12)
Includes 3,093 shares of restricted stock subject to forfeiture, but does not include shares of which Mr. Gross may be deemed a beneficial owner. Ms. Goodstein is married to Mr. Gross.

(13)
Comprised of 75,000 shares held directly by Mr. Greenwald, 188,246 shares held directly by GBJ Holdings, LLC, 61,072 shares held directly by GBJ Holdings II, LLC and 4,510 shares of restricted stock held directly by Mr. Greenwald subject to forfeiture. The managing members of GBJ Holdings, LLC and GBJ Holdings II, LLC are Mr. Greenwald, Joel Beckman and Reginald Jones, and have shared voting and investment power over the shares held directly by these entities.

(14)
Includes 12,917,421 shares (including 3,025,000 shares of Class B common stock) held directly by Idealab Holdings, L.L.C., 71,875 shares subject to options that are immediately exercisable or exercisable within 60 days of October 23, 2007 held by Idealab, which is the sole and managing member of Idealab Holdings, L.L.C. and 3,093 shares of restricted stock held directly by Mr. Gross and subject to forfeiture. Mr. Gross may be deemed the beneficial owner of these shares in his capacity as the Chairman of the Board of Directors and Chief Executive Officer of Idealab. Mr. Gross disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. Also includes 347,405 shares held directly by CVP I-A and 1,541,412 shares held directly by CVP I-B. Mr. Gross may be deemed the beneficial owner of these shares in his capacity as a managing member of CVM I, LLC, which is the general partner of both CVP I-A and CVP I-B. Mr. Gross disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. Does not include shares directly held by Ms. Goodstein, who is married to Mr. Gross.

(15)
Includes 4,897 shares of restricted stock subject to forfeiture.

(16)
Includes 4,897 shares of restricted stock subject to forfeiture.

(17)
Comprised of 19,375 shares subject to options that are immediately exercisable or exercisable within 60 days of October 23, 2007 and 4,510 shares of restricted stock subject to forteiture.

(18)
Includes 2,433,962 shares subject to options and warrants that are immediately exercisable or exercisable within 60 days of October 23, 2007, and 351,703 shares of restricted stock subject to forfeiture.

(19)
Blair Portigal may be deemed the beneficial owner of the shares held by Bentley Capital, LLC in his capacity as the sole member of Bentley Capital, LLC. Mr. Portigal disclaims beneficial ownership of the shares held by Bentley Capital, LLC, except to the extent of his pecuniary interest therein.

(20)
The stockholder may be deemed affiliate of a registered broker-dealer. The stockholder has represented to us that (i) the stockholder purchased the shares in the ordinary course of business and (ii) at the time of the purchase of such shares to be offered, the stockholder had no agreements or understandings, directly or indirectly, with any person to distribute such shares.

(21)
The stockholder may be deemed affiliate of a registered broker-dealer. The stockholder has represented to us that (i) the stockholder acquired the shares in the ordinary course of business and (ii) at the time of the acquisition of such shares to be offered, the stockholder had no agreements or understandings, directly or indirectly, with any person to distribute such shares.

(22)
The stockholder may be deemed affiliate of a registered broker-dealer. The stockholder has represented to us that (i) the stockholder acquired the shares in the ordinary course of business and (ii) at the time of the acquisition of such shares to be offered, the stockholder had no agreements or understandings, directly or indirectly, with any person to distribute such shares.

(23)
Shanton M. Charney may be deemed the beneficial owner of the shares held by Charco Ventures L.P. in his capacity as the trustee to the Shanton M. Charney Trust, which is the general partner of Charco Ventures L.P. Mr. Charney disclaims beneficial ownership of the shares held by Charco Ventures L.P., except to the extent of his pecuniary interest therein.

(24)
Comprised of 8,493 shares held directly in a trust of which Mr. and Mrs. Cohen are joint trustees.

(25)
John Bullock may be deemed the beneficial owner of the shares held by Comdisco Ventures Fund A, LLC ("Comdisco") in his capacity as the managing member of Windspeed Acquisition Fund GP, LLC, which is the managing member of Comdisco. Mr. Bullock disclaims beneficial ownership of the shares held by Comdisco, except to the extent of his pecuniary interest therein.

(26)
PCCW Limited may be deemed the beneficial owner of the shares held by Cyber Speed Limited, its indirect subsidiary. PCCW Limited is a publicly traded company, the shares of which are listed on The Stock Exchange of Hong Kong Limited and traded in the form of American Depositary Receipts on the Pink Sheets' Over the Counter Market in the United States. PCCW Limited disclaims beneficial ownership of the shares held by Cyber Speed Limited, except to the extent of its pecuniary interest therein.

(27)
Includes 21,250 shares subject to options that are immediately exercisable or exercisable within 60 days of October 23, 2007, and 35,000 shares of restricted stock subject to forfeiture. Ms. Domeyer serves as our Chief Technology Officer.

(28)
Jeffrey G. Edwards may be deemed the beneficial owner of the shares held by East Peak Partners VB, L.P. ("East Peak") in his capacity as the managing member of East Peak Partners VB, L.L.C., which is the general partner of East Peak. Mr. Edwards disclaims beneficial ownership of the shares held by East Peak, except to the extent of his pecuniary interest therein.

(29)
Comprised of 22,985 shares held directly in a trust of which Mr. and Mrs. Gallaher are co-trustees.

(30)
Comprised of 1,042,985 shares acquired in connection with the exercise of a warrant held by JPMorgan Chase & Co. JPMorgan Chase & Co. is a publicly held company with its common stock traded on the New York Stock Exchange. JPMorgan Chase & Co. is also an affiliate of a registered broker-dealer. JPMorgan Chase & Co. has represented to us that (i) the warrant underlying the shares being offered was acquired in the ordinary course of business and (ii) at the time the warrant was acquired, the warrant holder had no agreements or understandings, directly or indirectly, with any person to distribute the underlying warrant shares.

(31)
Comprised of 500 shares held directly in a trust of which Ms. Karr is the sole trustee.

(32)
Howard Keyes may be deemed the beneficial owner of the securities held by Keyes Insurance Agency, Inc. ("Keyes Insurance") in his capacity as the principal and controlling shareholder of Keyes Insurance. Mr. Keyes disclaims beneficial ownership of the shares held by Keyes Insurance, except to the extent of his pecuniary interest therein.

(33)
Andrew Oberwager may be deemed the beneficial owner of the shares held by the Lauren Keating Oberwager Trust (the "Oberwager Trust") in his capacity as the trustee of the Oberwager Trust. Mr. Oberwager disclaims beneficial ownership of the shares held by the Oberwager Trust, except to the extent of his pecuniary interest therein.

(34)
Includes 1,586 shares held directly by Mr. and Mrs. Lindzon and 3,966 shares held directly by Lindzon Capital Partners, LP ("Lindzon Capital Partners"), of which Lindzon & Associates, LLC ("Lindzon & Associates") is the general partner. Mr. Lindzon may be deemed the beneficial owner of the shares held by Lindzon Capital Partners in his capacity as the managing member of Lindzon & Associates. Mr. Lindzon disclaims beneficial ownership of the shares held by Lindzon Capital Partners, except to the extent of his pecuniary interest therein.

(35)
Comprised of 983 shares held directly in a trust of which Mr. Marlin is the sole trustee.

(36)
William Meris may be deemed the beneficial owner of the shares held by Meris Capital Partners in his capacity as the owner and manager of Meris Capital Partners. Mr. Meris disclaims beneficial ownership of the shares held by Meris Capital Partners, except to the extent of his pecuniary interest therein.

(37)
From June 1999 until January 2006, Mr. Miller was our Senior Vice President of Dealer Relations.

(38)
Morgan Stanley may be deemed the beneficial owner of the shares held by Morgan Stanley Dean Witter Equity Funding, Inc., its wholly owned subsidiary. Morgan Stanley is a publicly traded company, with its common stock traded on the New York Stock Exchange. Morgan Stanley disclaims beneficial ownership of the shares held by Morgan Stanley Dean Witter Equity Funding, Inc., except to the extent of its pecuniary interest therein. Morgan Stanley Dean Witter Equity Funding, Inc. is also an affiliate of Morgan Stanley & Co. Incorporated, a registered broker-dealer. Morgan Stanley Dean Witter Equity Funding, Inc. has represented to us that (i) it purchased the shares in the ordinary course of business and (ii) at the time of the purchase of such shares, it had no agreements or understandings, directly or indirectly, with any person to distribute such shares.

(39)
Comprised of 6,000 shares held directly by Ronald Nussbaum CGM IRA Custodian of which Mr. Nussbaum is the sole owner and beneficiary.

(40)
Oracle Corporation may be deemed the beneficial owner of the shares held by Oracle Systems Corporation, its wholly owned subsidiary. Oracle Corporation is a publicly traded corporation, with its common stock traded on The NASDAQ Global Select Market. Oracle Corporation disclaims beneficial ownership of the shares held by Oracle Systems Corporation, except to the extent of its pecuniary interest therein. Since January 1, 2004, certain subsidiaries of Oracle Corporation have licensed and provided software to us, and during that same time period, we, as a customer of these Oracle subsidiaries, have paid approximately $615,000 in license and support software payments.

(41)
Timothy Collins may be deemed the beneficial owner of the shares held by Ripplewood Partners, L.P. in his capacity as the sole shareholder of Collins Family Partners Inc., which is the general partner of Collins Family Partners, L.P., which is the managing member of Ripplewood Investments L.L.C., which is the general partner of Ripplewood Partners, L.P. Mr. Collins disclaims beneficial ownership of the shares held by Ripplewood Partners, L.P., except to the extent of his pecuniary interest therein.

(42)
John Wang, Kenneth C. Wang and Michael C. Wang have shared voting and investment power over the shares held directly by Taiwanese American Elders Corp. Each of Messrs. J. Wang, K. Wang and M. Wang disclaims beneficial ownership of the shares held by Taiwanese American Elders Corp., except to the extent of his pecuniary interest therein.

(43)
Comprised of 15,500 shares held directly in a trust of which Ms. Tonkon is the sole trustee.

(44)
Comprised of 793 shares held directly in a trust of which Mr. and Mrs. Zeitzer are the joint trustees.

        Internet Brands, Inc. has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Internet Brands, Inc. has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Internet Brands, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free (800) 933-3445.